As filed with the Securities and Exchange Commission on October 31, 2014
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 31, 2014
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On October 31, 2014, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its third quarter 2014 earnings. A copy of the October 31, 2014 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.’s Press Release dated October 31, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: October 31, 2014 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.’s Press Release dated October 31, 2014

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Exhibit 99.1

Oppenheimer Holdings Inc. Reports Third Quarter 2014 Earnings
and Announces Quarterly Dividend

New York, October 31, 2014 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $4.5 million or $0.33 per share for the third quarter of 2014 compared with net income of $5.2 million or $0.38 per share for the third quarter of 2013, a decrease of 14.6%. Income before taxes was $10.9 million for the third quarter of 2014 compared with income before taxes of $8.2 million for the third quarter of 2013, an increase of 33.5%. Revenue for the third quarter of 2014 was $244.7 million compared with $243.4 million in the third quarter of 2013, an increase of 0.5%.

Summary Operating Results (Unaudited)
('000s, except Earnings Per Share and Book Value Per Share)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2014	9/30/2013	% Change	9/30/2014	9/30/2013	% Change
Revenue	$244,679	$243,376	0.5	$749,536	$726,352	3.2
Income Before Income Taxes	$10,896	$8,163	33.5	$16,141	$20,550	(21.5)
Net Income (1)	$4,470	$5,237	(14.6)	$6,140	$11,748	(47.7)
Earnings Per Share (1)
Basic	$0.33	$0.38	(13.2)	$0.45	$0.86	(47.7)
Diluted	$0.31	$0.37	(16.2)	$0.43	$0.83	(48.2)
Weighted Average Number of Common Shares Outstanding
Basic	13,630	13,604	0.2	13,595	13,607	(0.1)
Diluted	14,297	14,172	0.9	14,217	14,110	0.8
	As of:			As of:
	9/30/2014	9/30/2013	% Change	9/30/2014	12/31/2013	% Change
Book Value Per Share	$38.63	$37.68	2.5	$38.63	$38.77	(0.4)
Tangible Book Value Per Share	$26.19	$25.16	4.1	$26.19	$26.19	—

(1) Attributable to Oppenheimer Holdings Inc.

Despite a pullback in September, the U.S. equity markets were up slightly during the third quarter of 2014 as the S&P 500 increased 0.6%. During the period, large cap stocks significantly outperformed small cap stocks. The value of the U.S. dollar increased significantly versus other major currencies and U.S. Treasuries performed well as the long end of the yield curve flattened during the period. The Federal Reserve announced its intention to end its tapering program in October. Uncertainties around corporate earnings, the upcoming U.S. elections, and concerns around the direction of interest rates weighed on the markets towards the end of the current period.

Albert G. Lowenthal, Chairman and CEO commented, “We are pleased with the 33.5% increase in pre-tax operating results during the period as the Company continues to focus on growing its core business lines. The investment banking business performed well during the period as the Company continued to reap the benefits of this re-energized business with continued improvements in both equity underwritings as well as advising on corporate advisory transactions. The Company's wealth management business produced strong results as both client assets under administration and client assets under management in fee-based programs remained at near record levels during the period. Retail investor participation and activity remained low showing little appetite for risk. The results in the Commercial Mortgage Banking origination business continued to be impacted by increased competition from commercial banks and a lower level of client refinancing activity. However, during the period, we did achieve a milestone as the mortgage servicing portfolio reached $4.0 billion for the first time.

Events after the end of the reporting period have introduced high levels of market volatility with abrupt movements in the commodities and currency markets driving a "risk-off" stampede by market participants. The effects of geopolitical events, a disturbing Ebola outbreak, and fears of a significant slowdown in worldwide economic activity have recently driven the U.S. equities markets to give up all of their 2014 gains. In addition, oil prices have declined to levels not seen since 2012. These factors have created an unexpected influx of investments into the safety of the U.S. Treasury market."

Financial Highlights

•
Commission revenue was $110.9 million for the third quarter of 2014, a decrease of 7.8% compared with $120.3 million for the third quarter of 2013 due to the low transaction volumes from retail investors during the current year quarter.

•	Advisory fees were $71.0 million during the third quarter of 2014, an increase of 18.0% compared with $60.1 million for the third quarter of 2013 due to increased levels of managed product assets.

•
Investment banking revenue increased 58.4% to $33.8 million for the third quarter of 2014 compared with $21.4 million for the third quarter of 2013 primarily due to increased fees from mergers and acquisitions activity during the current period.

•
Principal transactions revenue decreased 58.7% to $4.3 million during the third quarter of 2014 compared with the third quarter of 2013 due to lower trading profits in equities, corporate bonds, and government and agency securities during the current period.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2014	9/30/2013	% Change	9/30/2014	9/30/2013	% Change
Revenue
Private Client	$142,606	$144,316	(1.2)	$435,770	$430,963	1.1
Asset Management	24,801	21,488	15.4	74,443	64,450	15.5
Capital Markets	71,226	68,460	4.0	221,324	201,495	9.8
Commercial Mortgage Banking	6,349	9,314	(31.8)	18,179	26,857	(32.3)
Corporate/Other	(303)	(202)	50.0	(180)	2,587	*
	244,679	243,376	0.5	749,536	726,352	3.2
Income (Loss) Before Income Taxes
Private Client	18,898	15,088	25.3	36,766	48,113	(23.6)
Asset Management	8,264	6,387	29.4	24,300	20,332	19.5
Capital Markets	5,699	4,301	32.5	23,965	8,806	172.1
Commercial Mortgage Banking	1,815	2,823	(35.7)	7,269	7,977	(8.9)
Corporate/Other	(23,780)	(20,436)	16.4	(76,159)	(64,678)	17.8
	$10,896	$8,163	33.5	$16,141	$20,550	(21.5)

* Not comparable

Private Client

Private Client reported revenue of $142.6 million for the third quarter of 2014, 1.2% lower than the third quarter of 2013, primarily due to a decrease in transaction-based business during the current year period. Income before income taxes was $18.9 million, an increase of 25.3% compared with the third quarter of 2013, affected by a decrease in deferred compensation expense during the current period.

•	Client assets under administration were $88.3 billion at September 30, 2014 compared to $81.8 billion at September 30, 2013, an increase of 7.9%.

•
Financial Adviser headcount was 1,353 at the end of the third quarter of 2014, down from 1,400 at the end of the third quarter of 2013 reflecting the Company’s increased focus on financial adviser productivity.

•	Retail commissions were $73.1 million for the third quarter of 2014, a decrease of 8.8% from the prior year quarter.

•
Advisory fee revenue on traditional and alternative managed products was $47.8 million for the third quarter of 2014, an increase of 19.5% over the prior year quarter (see Asset Management below for further information).

•	Money market fees continue to be negatively impacted by waivers in the amount of $7.8 million during the third quarter of 2014 versus waivers of $7.9 million during the third quarter of 2013.

Asset Management

Asset Management reported revenue of $24.8 million for the third quarter of 2014, 15.4% higher than the third quarter of 2013. Income before income taxes was $8.3 million, an increase of 29.4% compared with the third quarter of 2013, as a result of increased fees earned on managed products.

•
Advisory fee revenue on traditional and alternative managed products was $23.2 million for the third quarter of 2014, an increase of 15.2% over the prior year quarter. Advisory fees are calculated based on the value of client assets under management (“AUM”) at the end of the prior quarter which totaled $26.5 billion at June 30, 2014 ($22.5 billion at June 30, 2013) and are allocated to the Private Client and Asset Management business segments.

•
AUM increased 9.2% to $26.0 billion at September 30, 2014, compared to $23.8 billion at September 30, 2013, which is the basis for advisory fee billings for the fourth quarter of 2014. The increase in AUM was comprised of asset appreciation of $1.6 billion and net new assets of $0.6 billion.

Capital Markets

Capital Markets reported revenue of $71.2 million for the third quarter of 2014, 4.0% higher than the third quarter of 2013 primarily due to increased fees from mergers and acquisitions activity. Income before income taxes was $5.7 million for the third quarter of 2014, an increase of 32.5% compared with income before income taxes of $4.3 million for the third quarter of 2013.

•	Institutional equities commissions were $26.7 million for the third quarter of 2014, a decrease of 0.6% compared with the prior year period.

•
Advisory fees from investment banking activities more than tripled to $14.0 million in the third quarter of 2014 compared with the prior year period due to an increase in corporate finance advisory services during the current period.

•	Equity underwriting fees increased 2.6% to $13.9 million for the third quarter of 2014 compared with the prior year period.

•	Revenue from Taxable Fixed Income decreased 33.0% to $13.2 million for the third quarter of 2014 compared with the prior year period due to lower investor activity during the current period.

•	Public Finance and Municipal Trading revenue increased 8.9% to $5.7 million for the third quarter of 2014 compared with the prior year period.

Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $6.3 million for the third quarter of 2014, 31.8% lower than the third quarter of 2013, due to a decrease in the dollar volume of loans originated during the 2014 period. Income before income taxes was $1.8 million, a decrease of 35.7% compared with the third quarter of 2013, due to the lower number of loans originated during the current year period.

•
Loan origination fees for the third quarter of 2014 were $2.0 million, a decrease of 26.0% compared with the prior year period, as the Company originated 13 commercial loans (18 in the third quarter of 2013) with an aggregate principal loan balance of $91.1 million ($193.0 million in the third quarter of 2013).

•	Net servicing revenue for the third quarter of 2014 was $1.4 million compared with $1.3 million for the comparable period in 2013.

•	Principal loan balances related to servicing activities totaled $4.0 billion at September 30, 2014, up 2.6% from September 30, 2013.

Compensation and Benefit Expenses

Compensation and benefits (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $161.3 million during the third quarter of 2014, roughly flat when compared to the third quarter of 2013. Increases in incentive compensation were offset by decreases in production-related and deferred compensation obligations during the third quarter of 2014. Compensation and related expenses as a percentage of revenue was 65.9% during the third quarter of 2014 compared to 66.2% during the third quarter of 2013.

Non-Compensation Expenses

Non-compensation expenses were $72.4 million during the third quarter of 2014, a decrease of 2.3% compared to $74.1 million during the same period last year primarily due to lower debt service costs on the outstanding Senior Secured Notes during the current period.

Provision for Income Taxes

The effective income tax rate for the third quarter of 2014 was 57.6% compared with 32.5% for the prior year third quarter. The significant increase in the effective income tax rate for the third quarter of 2014 was due to the impact of non-deductible charges associated with the low-priced securities regulatory matters that were recorded during the first and second quarters of 2014 and their size relative to the amount estimated for income before taxes for the full fiscal year ending December 31, 2014. The Company is required to use its best estimate to arrive at an effective annual tax rate for quarterly reporting purposes in accordance with FASB Accounting Standards Codification Topic 270, Interim Reporting.

Balance Sheet and Liquidity

•	At September 30, 2014, total equity was $532.6 million compared with $527.9 million at December 31, 2013.

•	At September 30, 2014, book value per share was $38.63 (compared with $38.77 at December 31, 2013) and tangible book value per share was $26.19 (compared with $26.19 at December 31, 2013).

•
The Company’s level 3 assets, primarily auction rate securities, were $101.4 million at September 30, 2014 (compared with $93.7 million at December 31, 2013). The increase in level 3 assets was primarily due to prior commitments to purchase auction rate securities that were purchased during the current period.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on November 28, 2014 to holders of Class A non-voting and Class B voting common stock of record on November 14, 2014.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, investment management, and commercial mortgage banking. With roots tracing back to 1881, the firm is headquartered in New York and has 94 offices in 25 states and 6 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting “Forward-Looking Statements” and Part 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Oppenheimer Holdings Inc.
Quarterly Consolidated Income Statement (unaudited)
('000s, except EPS)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2014	9/30/2013	% Change	9/30/2014	9/30/2013	% Change
REVENUE
Commissions	$110,862	$120,252	(7.8)	$349,062	$364,272	(4.2)
Advisory fees	70,957	60,117	18.0	209,592	177,417	18.1
Investment banking	33,841	21,362	58.4	94,164	62,377	51.0
Interest	12,449	14,439	(13.8)	37,387	39,916	(6.3)
Principal transactions, net	4,272	10,347	(58.7)	24,883	33,596	(25.9)
Other	12,298	16,859	(27.1)	34,448	48,774	(29.4)
	244,679	243,376	0.5	749,536	726,352	3.2

EXPENSES
Compensation and related expenses	161,334	161,081	0.2	493,135	480,296	2.7
Communications and technology	15,991	16,999	(5.9)	50,261	48,881	2.8
Occupancy and equipment costs	15,801	16,405	(3.7)	47,105	51,111	(7.8)
Clearing and exchange fees	5,969	6,099	(2.1)	17,885	18,434	(3.0)
Interest	4,127	6,164	(33.0)	13,703	20,169	(32.1)
Other	30,561	28,465	7.4	111,306	86,911	28.1
	233,783	235,213	(0.6)	733,395	705,802	3.9

Income before income taxes	10,896	8,163	33.5	16,141	20,550	(21.5)
Income tax provision	6,271	2,655	136.2	9,349	8,083	15.7
Net income for the period	4,625	5,508	(16.0)	6,792	12,467	(45.5)
Less net income attributable to non-controlling interest, net of tax	155	271	(42.8)	652	719	(9.3)
Net income attributable to Oppenheimer Holdings Inc.	$4,470	$5,237	(14.6)	$6,140	$11,748	(47.7)

Earnings per share attributable to Oppenheimer Holdings Inc.
Basic	$0.33	$0.38	(13.2)	$0.45	$0.86	(47.7)
Diluted	$0.31	$0.37	(16.2)	$0.43	$0.83	(48.2)

Weighted Average Number of Common Shares Outstanding
Basic	13,630	13,604	0.2	13,595	13,607	(0.1)
Diluted	14,297	14,172	0.9	14,217	14,110	0.8